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                                                                     Exhibit  23

                 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

         STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of October 30, 1998, by and among the signatories listed on the signature page of this Agreement (each, a "Stockholder" and, collectively, the "Stockholders"), and Shorewood Packaging Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of a Purchase and Sale Agreement (the "Purchase Agreement") dated October 30, 1998 among the Company and the Sellers, the Company is issuing to the Stockholders an aggregate of 1,000,000 shares (the "Shares"), of the Company's common stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that the Stockholders and the Company enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

               ARTICLE I. INVESTMENT UNDERTAKINGS OF STOCKHOLDERS

         In consideration of the Stockholders' receipt of the Shares under the Purchase Agreement, each Stockholder hereby represents, warrants and

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covenants with the Company as follows:

         Section 1.1 No Third Party Interest. No other person or entity has any direct or indirect beneficial interest in the Shares to be received by such Stockholder under the Purchase Agreement.

         Section 1.2 Unregistered Securities. Such Stockholder understands and agrees that (i) the Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), because they are being acquired from the Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Stockholder represents that he or she is familiar with and understands the resale limitations imposed upon him or her by Rule 144 under the Securities Act.

         Section 1.3 Purchase for Investment, etc. That: (i) he or she is acquiring the Shares for his or her own account for investment only and not with a view to, or for sale in connection with, a distribution within the meaning of the Securities Act; (ii) he or she has no present intention of selling or otherwise disposing of any portion of the Shares being acquired by such Stockholder; (iii) he or she is familiar with the financial condition, product lines and present and prospective business affairs and prospects of the Company;
(iv) he or she, or his or her representatives or agents, has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition and the backgrounds of the principals of the Company as he or she has deemed material to making the decision to acquire the Shares and has been afforded the opportunity to ask questions of and receive answers from the Company's senior management concerning present and prospective business prospects of the Company; (v) he or she has fully considered this information in valuing the Company and assessing the merits of the transactions contemplated by this Agreement and the Purchase Agreement; (vi) he or she recognizes that an investment in the Shares involves special, speculative and substantial risk because, among other things, the Company may pursue risky business strategies, the Shares are subject to significant legal and contractual restrictions upon resale and, in any case, there may be not a future market for resale of the Shares; (vii) he or she is able to fend for himself or herself in the transactions contemplated by this Agreement and the Purchase Agreement, and is, on his or her own or through his or her professional advisors, knowledgeable in business and financial matters; specifically, he or she is a senior level executive in the packaging industry with intimate knowledge of the economic condition and competitive factors affecting the industry and thus is uniquely capable of evaluating and has evaluated the affairs and prospectus of the Company and the merits of an investment in the Shares; (viii) he or she has made the determination to enter into this Agreement and the Purchase Agreement based upon his or her own independent evaluation and assessment of the value of the Company and its present and prospective business prospects and has not relied on, or been induced to enter into this Agreement or the Purchase Agreement on account of, any representation or warranty of any kind or nature, whether oral or written, express or implied, except for such representations and warranties of the Company as are specifically set forth in the Purchase Agreement; (ix) he or she is financially capable of bearing a total loss of his or her investment in the Shares; and (x) at no time was he or she presented with or solicited by any publicly issued or circulated newspaper, magazine, mail, radio or television or any other form of general advertising or solicitation in connection with the acquisition of the Shares.

         Section 1.4 Residency. For purposes of the application of state securities laws, that he or she is a resident of the state set forth in such Stockholder's address on the signature page hereto.

         Section 1.5 No Governmental Approval. Such Stockholder understands that no government agency has passed upon such Shares or made any finding or determination as to the fairness of the investment or any recommendation

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or endorsement of such Shares.

                      ARTICLE II. RESTRICTIONS ON TRANSFER

         Section 2.1 Restrictions on Transfer. Each of the Stockholders hereby covenants to the Company and agrees that, from the date hereof until the second anniversary of the Closing Date (the "Restricted Period"), he or she will not transfer, sell, assign, hypothecate, encumber, pledge, grant a security interest in, dispose of or otherwise alienate for consideration, by gift or otherwise, any of the Shares, other than according to the terms of this Agreement or with the prior consent of the Board of Directors of the Company. Any transfer of Shares in violation of this Section 2.1, whether voluntary or involuntary, shall be void and of no force and effect and shall transfer no right, title, or interest in or to those Shares to the purported transferee, buyer, assignee, pledgee, or encumbrance holder of such Shares.

         Section 2.2 Exceptions to Restrictions on Transfer. (a) The restrictions on transfers of the Shares provided for in Section 2.1 shall not prohibit the transfer by any Stockholder of any or all of the Shares owned by such Stockholder (i) to any person by his or her last will and testament duly admitted to probate, or pursuant to applicable laws of intestacy, (ii) to the parents, spouse, siblings, nieces or nephews of the Stockholder or his or her spouse or a trust for the benefit of any or all of such persons, (iii) to one or more of his or her lineal descendants or their respective spouses or to a trustee or guardian for the benefit of such lineal descendant(s) or his or her spouse, (iv) into a trust for the benefit of such Stockholder and the members of his or her immediate family, (v) to any affiliate of such Stockholder directly or indirectly wholly-owned and controlled by him or her or (vi) to any other Stockholder; provided, however, that in all cases, the Shares so transferred will continue to be subject to all of the terms, covenants and conditions of this Agreement (other than Article IV) except that the provisions of this
Article II shall not apply to such Shares if the Restricted Period has expired or if the provisions of this Article II have terminated pursuant to Section 5.1 hereof.

              (b) In each such case, the Stockholder will, prior to or simultaneously with the transfer, inform the transferee of, and make available a copy of, this Agreement. Acceptance by the transferee of the Shares being transferred shall be deemed an agreement by the transferee to be bound by all of the terms, covenants and provisions of this Agreement to the same extent as if an initial signatory hereto (other than Article IV). Additionally, the Stockholder shall cause the transferee to execute and deliver an instrument agreeing to be bound by this Agreement. Unless and until the transferee delivers the instrument, the Company shall have the right to withhold the distribution of any dividends or distributions in respect of the transferred Shares to such transferee and to pay the same to the transferor of such Shares in full and complete satisfaction of the Company's obligation to pay or otherwise make such dividends or distributions. For purposes of this Agreement, any assignee or transferee of Shares pursuant to this Section 2.2 shall thereafter be deemed a "Stockholder" for all purposes of this Agreement (other than Article IV).

         Section 2.3 Agreement Available for Inspection. An original copy of this Agreement duly executed by the Company and each Stockholder shall be delivered to the Secretary of the Company and maintained by the Secretary at the principal office of the Company available for inspection by any authorized person requesting to see it.

         Section 2.4 Legend on Shares. Each certificate representing Shares shall bear the following legends:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED,

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              PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN
              EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

              ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED ____, 1998, BY AND BETWEEN THIS CORPORATION, THE HOLDER HEREOF AND CERTAIN OTHER PARTIES RESTRICTING THE TRANSFER THEREOF. A COPY OF SAID AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

              The second legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares to which it is stamped upon (i) the expiration of the Restricted Period, or (ii) the termination of this Agreement or the provisions of this Article II pursuant to Section 5.1 hereof.

         Section 2.5 Rights as a Shareholder. Except as set forth in Section 2.1, each Stockholder shall have full rights as a shareholder of the Company with respect to the Shares owned of record by him or her including, without limitation, the right to vote such Shares and the right to receive dividends and non-cash distributions with respect to such Shares.

         Section 2.6 Adjustments to Number of Shares. This Article II shall apply to the Shares and to any stock or other securities issued on account thereof, i.e., as a result of a stock split or stock dividend, and to any stock or other securities into which such Shares shall have hereafter been changed, converted or exchanged, unless such securities have been received as the result of a Capital Transaction (as defined in Section 5.1 hereof).

                        ARTICLE III. REGISTRATION RIGHTS

         Section 3.1 Certain Definitions. As used in this Article III, the following initially capitalized terms shall have the following meanings:

         Person: A corporation, an association, a limited liability company, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         Registrable Securities: The Shares and any stock or other securities into which such Shares shall have hereafter been changed, converted or exchanged and all securities issued on account thereof, i.e., as a result of a stock split or stock dividend, which are held by the Stockholders; provided, however, that any such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, or (ii) to the extent that such securities, in the opinion of counsel to the Company, are permitted to be distributed pursuant to Rule 144(k) or otherwise pursuant to Rule 144 without regard to any volume limitation (or if the volume limitation would permit distribution and sale of all securities of the Company held by a Stockholder and all other Persons with whom sales of the securities of the Company would be aggregated under Rule 144 in a single three-month period).

         Registration Expenses: All expenses incident to the Company's and the Stockholders' performance of or compliance with this Article III, including without limitation all registration and filing fees, including

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fees with respect to filings required to be made with the National
Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, costs of preparing registration statements, prospectuses and supplements thereto, including, without limitation, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of the Company's independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); provided however, that Registration Expenses shall not include (i) any underwriting discounts and selling commissions applicable to the sale of Registrable Securities; (ii) any fees of legal counsel for the sellers of Registrable Securities; or (iii) any transfer taxes applicable to the sale of Registrable Securities.

         Rule 144: Rule 144 promulgated under the Securities Act, or any successor rule to similar effect.

         SEC: The United States Securities and Exchange Commission.

         Termination Date: The date the Stockholders no longer hold any Registrable Securities.

         Section 3.2 Mandatory Registration.

                  (a) At any time following the expiration or termination of the Restricted Period and prior to the Termination Date (the "Registration Rights Period"), upon written demand (a "Demand") for registration by the holders of a minimum of 50% of the Registrable Securities, the Company shall promptly give written notice ("Notice of Demand") of the Demand to each Person who then holds Registrable Securities. Each recipient of a Notice of Demand may, for a period of thirty (30) days after the giving of the Notice of Demand, deliver to the Company a notice (a "Response Demand") demanding registration of the Registrable Securities held by such recipient.

                  (b) In the event of a Demand pursuant to Section 3.2(a), the Company shall prepare and file with the SEC as soon as commercially practicable, but in no event later than sixty (60) days after the date on which the Demand is received, a Registration Statement on Form S-3 or equivalent form with respect to all Registrable Securities for which demand for registration has been made pursuant to a Demand or Response Demand and shall comply with the further registration procedures described in Section 3.4 below.

                  (c) The Company may include in the registration pursuant to this Section 3.2 securities issued in connection with any acquisition not otherwise registered on an S-4 Registration Statement.

                  (d) Notwithstanding anything contained in this Section 3.2, the Company shall not be required to prepare and file a registration statement in accordance with this Section 3.2 more than once.

         Section 3.3 Incidental Registration.

                  (a) Right to Include the Registrable Securities. If the Company, at any time before the Termination Date, proposes to register securities for sale for its own account under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (but excluding registrations on Forms S-4 or S-8 or any successor or similar forms), the Company will give at least ten (10) business days written notice each such time to the Stockholders of its intention to do so. Upon the written request of a Stockholder holding Registrable Securities (specifying the intended method of disposition of the Registrable Securities and exercisable by each Stockholder only twice before the Termination Date), made within 10 business days after the receipt of any such notice, the Company will include in its proposed

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registration all Registrable Securities held by such Stockholder on the same terms and conditions as the securities of other stockholders participating in such registration will be included, subject to the priorities set forth in
Section 3.3(b) below, if any. If the Company thereafter determines for any reason not to register or to delay registration of the Company's offering of its securities, the Company may, at its election, give written notice of such determination to the Stockholders who chose to participate in such registration and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith or to register Registrable Securities in the future), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registration of such other securities. The Company will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this Section 3.3. All other cost and expenses incurred by the Stockholders in connection with such registration will be borne by the Stockholders on the basis of the percentage that the Registrable Securities which are being offered by each of them bears to the total number of Registrable Securities sought to be registered in such negotiation.

                  (b) Priority in Incidental Registration Rights. If the managing underwriter(s) in connection with a registration advise(s) the Company (and the other stockholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account (the "Company Securities"), and (2) second, the securities requested to be registered by stockholders of the Company (including, without limitation, the Stockholders) entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

                  (c) Limitations; Exceptions. The Company shall not be required to effect any registration of Registrable Securities under this Section 3.3 incidental to the registration of any of the securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

                  (d) Number of Incidental Registrations; Effective Registration Statement. Each Stockholder may exercise his right to incidental registration under this Section 3.3 only twice before the Termination Date; provided, that no Stockholder may exercise his right to incidental registration under this Section
3.3 with respect to less than the lesser of: (x) 10,000 shares of Common Stock (or Registrable Securities having a total market value of less than $100,000 if the Registrable Securities are of any class other than Common Stock), (y) 25% of the total number of shares of Registrable Securities then held by all Stockholders and (z) 50% of the total number of shares of Registrable Securities then held by such Stockholder. Any registration requested pursuant to Section
3.2 or this Section 3.3 shall not be deemed to have been effected and will not be considered one of the registrations which may be requested by Stockholders
(i) unless a registration statement with respect thereto has become effective,
(ii) if, after it has become effective, it does not remain effective and available to Stockholders for resale for a period of at least ninety (90) days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 90-day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective, or (iii) if, after it has become effective, Stockholders receive notice from the Company of the happening of any event of the kind described in Section 3.4(e)(ii), (iii) or (iv) or Section 3.4(g) hereof, and are forced to discontinue disposition of Registrable Securities pursuant to Section

3.5(b) hereof, prior to the expiration of a resale period of at least ninety
(90) days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 90-day period).

         Section 3.4 Registration Procedures. Subject to the other terms and conditions hereof whenever any Stockholder has issued a Demand or a Response Demand pursuant to Section 3.2 above or has requested an incidental registration pursuant to Section 3.3 above, the Company shall, as soon as reasonably possible:

                  (a) Use its reasonable best efforts to cause the applicable registration statements to become effective within any applicable time frames prescribed herein;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus(es) used in connection therewith, which prospectus(es) are to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to keep such registration statements effective for a period of ninety (90) days or until such securities, in the opinion of counsel to the Company, are permitted to be distributed pursuant to Rule 144(k) or otherwise pursuant to Rule 144 without regard to any volume limitation (or if the volume limitation would permit distribution and sale of all securities of the Company held by a Stockholder in a single three-month period) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statements during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statements or supplements to such prospectuses. In the event sales of Registrable Securities of the Stockholders are suspended as provided in Section 3.5(b), the 90-day period during which a registration statement must be kept effective shall be extended for the total number of days during which sales are suspended;

                  (c) Furnish to the Stockholders without charge, such number of copies of such registration statements, each amendment and supplement thereto, the prospectus(es) included in such registration statements, and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Registrable Securities (the Company consents to the use of such prospectuses or any amendment or supplement thereto by the Stockholders in connection with the offering and sale of the Registrable Securities covered by such prospectuses or any amendment or supplement thereto); and furnish to the Stockholders, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (d) Use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to (i) keep such registration or qualification effective during the period such registration statement is required to be kept effective and (ii) enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Stockholders;

                  (e) Notify the Stockholders, promptly, and if requested, confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information,
(iii) of the existence of material information that has not been disclosed to the public and included in the registration statement if it is necessary to amend the registration statement or the prospectus included in such registration statement, and, at the request of the Stockholders, the Company will, as soon as reasonably practicable, prepare a supplement or amendment to such registration statement or prospectus so that such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing (provided, that in the case of a shelf registration on Form S-3 or equivalent form the foregoing shall not obligate the Company to disclose any fact or circumstance earlier than it would have been disclosed by the Company in the ordinary course of business absent this Agreement or any similar obligation or to amend to the registration statement during any time when the Company's officers and directors are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy), and (iv) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                  (f) Cause all such Registrable Securities to be listed on each securities exchange and inter-dealer quotation system on which similar securities issued by the Company are then listed and pay all fees and expenses in connection therewith; and

                  (g) Advise the Stockholders promptly after the Company shall have received notice or obtained knowledge of (i) the issuance of any stop order by the SEC suspending the effectiveness of such registration statements or the initiation or threatening of any proceeding for such purposes and will use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, or (ii) the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and will promptly use its reasonable efforts to prevent such suspension or have such suspension lifted if it should be effected.

         Section 3.5 The Stockholders' Covenants.

                  (a) Each Stockholder shall furnish to the Company in writing such information relating to him as the Company may reasonably request in writing in connection with the preparation of registration statements pursuant to this Agreement, and each Stockholder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information he has previously furnished to the Company or of the happening of any event, in either case as a result of which any prospectus relating to such registrations contains an untrue statement of a material fact regarding the Stockholder or the distribution of such Registrable Securities or omits to state any material fact regarding the Stockholder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to the Stockholder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (b) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(e)(ii), (iii) or (iv) or Section 3.4(g) hereof, the Stockholders will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until the Stockholders' receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, the Stockholders will deliver to the Company all copies, other than permanent file copies then in the Stockholders' possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

                  Section 3.8 Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Stockholders and their respective counsel and accountants such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

         Section 3.7 Indemnification.

                  (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not the Stockholder is or may be a party thereto ("Indemnified Damages"), to which such Stockholder may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages to any Stockholder arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission: (i) was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder for use in connection with preparation of the registration statement, any prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing; or (ii) was included in a registration statement, prospectus contained therein or any amendment or supplement thereto, and prior to the use thereof, the Company had given notice to the Stockholder of the happening of one or more events of the kind described in Section 3.4(e)(ii),
(iii) or (iv) or Section 3.4(g) hereof. Furthermore, the indemnification agreement contained herein shall not apply to any Indemnified Damages to any Stockholder arising out of, or based upon, the Stockholder's or any of his representatives', failure to deliver a prospectus, including any amendments or supplements thereto, in connection with any sale thereunder in accordance with the rules and regulations of the SEC (provided that the Stockholder had notice of any such amendment or supplement and received a copy of such amendment or supplement in accordance with the terms of this Agreement).

                  (b) Indemnification by the Stockholders. Each Stockholder will, if Registrable Securities are included in the securities to which such registration is being effected, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.7) the Company, its officers and directors and each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any prospectus contained therein, or any amendment or supplement thereto, if such statement or omission (i) arises from information relating to any Stockholder and was made in reliance upon written information any Stockholder furnished to the Company for use in the preparation of such registration statement, prospectus, amendment or supplement on Blue Sky Filing, or (ii) was included in a registration statement, prospectus contained therein or any amendment or supplement thereto, and prior to the use thereof, the Company had given notice to the Stockholders of the happening of one or more events of the kind described in Section 3.4(e)(ii), (iii) or (iv) or Section 3.4(g) hereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Stockholders. The Stockholders' indemnity as described in this Section 3.7(b) shall be limited to the dollar amount of the proceeds of the Registrable Securities actually sold by each Stockholder pursuant to such registration statement.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

                  (d) Indemnification Payments. The indemnification required by this Section 3.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  (e) Contribution. If the indemnification provided for in this
Section 3.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any Indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Stockholders to contribute as provided in this subparagraph (e) shall be in proportion to the relative value of his Registrable Securities covered by such registration statement in relation to all securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  (f) Other Rights; Liabilities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and
(ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                      ARTICLE IV. BOARD REPRESENTATION

                  The Stockholders, collectively, shall have the right to designate either Leonard Verebay or Eric Kaltman, as they may choose, for election to the Company's board of directors by such board at the closing of the transactions contemplated by the Purchase Agreement, to serve until the next annual meeting of the stockholders of the Company. Thereafter, if any one of Leonard Verebay or Eric Kaltman (i) holds at least 400,000 shares of Common Stock (which threshold number of shares shall automatically be adjusted from time to time to reflect increases, decreases or exchanges in, or the distribution of additional or different securities in respect of, the Common Stock as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction) and (ii) is either an employee of the Company or is subject to the noncompetition covenants of Article VII of the Purchase Agreement or Section 7 of the Employment Agreement of even date herewith between him and the Company ((i) and (ii) above, the "Board Qualifications"), the Company agrees to cause such Stockholder to be included in management's slate of nominees for election at each annual meeting of the stockholders of the Company at the expiration of his term, for so long as such Stockholder meets the Board Qualifications. If, however, both Leonard Verebay and Eric Kaltman meet the Board Qualifications, the Stockholders shall choose one of them to be nominated for election to the Company's Board of Directors and the Company agrees to cause such Stockholder so chosen to be included in management's slate of nominees for election at each annual meeting of the stockholders of the Company at the expiration of his term, for so long as such Stockholder meets the Board Qualifications. Further, for so long as the Stockholders collectively own in the aggregate not less than 800,000 shares of Common Stock (which threshold number of shares shall automatically be adjusted from time to time to reflect increases, decreases or exchanges in, or the distribution of additional or different securities in respect of, the Common Stock as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction), the Company agrees to cause whichever of Leonard Verebay and Eric Kaltman is not a member of the Company's Board of Directors to be invited to attend meetings of the Company's Board of Directors as an observer (so long as he is either an employee of the Company or is subject to the noncompetition covenants of Article VII of the Purchase Agreement or
Section 7 of the Employment Agreement of even date herewith between him and the Company), unless the Board of Directors of the Company determines as to any particular meeting or meetings that considerations of confidentiality make such attendance inappropriate.

                          ARTICLE V. MISCELLANEOUS

                  Section 5.1 Termination. This Agreement shall terminate in the event of the bankruptcy or insolvency of the Company. The provisions of solely Articles II and IV of this Agreement shall terminate upon the occurrence of a Capital Transaction (as defined below) or upon any Change in Control (as defined below). Upon any termination of this Agreement or Articles II and IV as provided above, the Company shall, if a Stockholder so requests, remove from each certificate representing shares of Common Stock then owned by the Stockholder any legend which refers to this Agreement and/or any of the restrictions on transfer contained herein. For purposes of this Section 5 .1, "Capital Transaction" means, with respect to the Company the transaction underlying any of the following events: (i) the stockholders of the Company approve a merger, consolidation or other combination of the Company with any other company, other than (1) a merger, consolidation or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or other combination or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (ii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and properties to any Person (as defined in Article III hereof) which is not an Affiliate (as defined below) of the Company; or (iii) the stockholders of the Company approve any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property of another Person which is not an Affiliate of the Company or (iv) the Board of Directors of the Company approves any exchange or tender offer for outstanding Common Stock by any Person which is not an Affiliate of the Company if, upon consummation of such exchange or tender offer, the offeror would become the beneficial owner of fifty percent (50%) or more of the voting stock of the Company. For purposes of this Section 5.1, "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to, and in this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise. For purposes of this Section 5.1, "Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule

13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities without the approval of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof, or (iii) if Marc Shore, together with his immediate family members and all Affiliates of Marc Shore and/or his immediate family members, either individually or acting as a group, cease to own at least 15% of the outstanding Common Stock of the Company.

         Section 5.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The Company may not assign its obligations hereunder except that the Company shall at any time upon notice to the Stockholders assign all or a portion of its rights and duties hereunder (to the extent the same have not terminated pursuant to Section 5.1 above) to
(i) an entity which results from any merger, consolidation or other reorganization to which the Company is the non-surviving party or (ii) a buyer of all or substantially all of the Company's assets, provided that, with respect to Article III above, the assignee or its parent is publicly traded and the assignee or its parent shall agree in writing to fully and faithfully perform all of the Company's obligations hereunder. Without the prior written consent of the Company, no Stockholder may assign his rights hereunder or otherwise provide to any third party the benefits granted to such Stockholder hereunder.

         Section 5.3 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

         Section 5.4 Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         Section 5.5 Waivers, Etc. No failure or delay on the part of either party hereto (or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         Section 5.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 5.7 Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

         Section 5.8 Notices. All notices, consents, demands, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic facsimile equipment, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            If to the Company:        Shorewood Packaging Corporation
                                      277 Park Avenue
                                      New York, New York  10172
                                      Attention:  Andrew Shore, Vice
                                      President, General Counsel
                                      Facsimile No.: (212) 508-5677

            With a copy to:           Bryan Cave LLP
                                      245 Park Avenue
                                      New York, New York 10167-0034
                                      Attention:  Peter A. Eisenberg, Esq.
                                      Facsimile No.: (212) 692-1900

            If to the Stockholders:   at the respective addresses set
                                      forth on the signature page hereto

            With a copy to:           Rubin Baum Levin Constant & Friedman
                                      30 Rockefeller Plaza
                                      New York, New York 10112
                                      Attention:  ________________________
                                      Facsimile No.: (212) 698-7825

         Section 5.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         Section 5.10 Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Stockholders.

         Section 5.11 Blue-Penciling. If any court determines that any provision of this agreement regarding restrictions on transfer or other restrictive covenants, or any part thereof, is invalid or unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable

         IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be duly executed as of the date first above written.

                         SHOREWOOD PACKAGING CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        STOCKHOLDERS:

                                        ---------------------------------------
                                        Name:
                                        Residential Address:

                                        ---------------------------------------
                                        Name:

                                        Residential Address: